Exhibit 99.1

news release

www.pplnewsroom.com

Contacts:	For news media – Ryan Hill, 610-774-5997
For financial analysts – Lisa Pammer, 610-774-3316

PPL Presentation to be Webcast from 2017 EEI Financial Conference

ALLENTOWN, Pa. (Nov. 3, 2017) -- PPL Corporation (NYSE: PPL) Chairman, President and Chief Executive Officer William H. Spence will present to investors and financial analysts at the 2017 EEI Financial Conference in Lake Buena Vista, Florida, on Tuesday, Nov. 7, at 10:30 a.m. Eastern Standard Time.

Spence will discuss PPL's strategy and the company's general business outlook. His presentation will be webcast live on PPL's website at http://pplweb.investorroom.com/events. An archived replay will be available on the website for 90 days after the conference.

Members of PPL's senior leadership team also will be present to speak with investors and financial analysts during the conference.

Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL's seven high-performing, award-winning utilities serve 10 million customers in the United States and United Kingdom. With about 13,000 employees, PPL is dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

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Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.